Exhibit 99.1
Dynamic Fuels LLC Receives Final Approval
For Bond Package
Louisiana State Bond Commission Allocates $100M from GO Zone Act
For Immediate Release
Thursday, June 19, 2008

Contact:	Ron Stinebaugh	Geralyn DeBusk or Casey Stegman
	Syntroleum Corporation	Halliburton Investor Relations
	Tulsa — (918) 592-7900	Dallas — (972) 458-8000
	www.syntroleum.com	www.halliburtonir.com
TULSA, OK — Syntroleum Corporation (NASDAQ: SYNM) today announced that Dynamic Fuels LLC has received final approval from the Louisiana State Bond Commission for $100 million in tax exempt Gulf Opportunity Zone (GO Zone) Bonds to fund the building of the company’s first renewable synthetic fuels facility in Geismar, Louisiana. The $100 million allocation is the maximum amount that can be granted for a project under policy guidelines adopted by the State Bond Commission earlier this year. This completes the approval process.
“We thank the Bond Commission for their decision to approve this application,” said Jeff Bigger, Senior Vice President of Business Development for Syntroleum. “Their timely action enables us to maintain our project schedule, creating new domestic fuel production capacity, high-quality operations and technical jobs, with initial production planned for early 2010.”

Dynamic Fuels LLC is a 50:50 venture between Syntroleum Corporation (NASDAQ: SYNM) and Tyson Foods, Inc. (NYSE; TSN) to convert low-grade inedible fats and greases into renewable synthetic diesel, jet and military fuel.
The availability of the tax exempt GO Zone bonds is the result of the Gulf Opportunity Zone Act of 2005, which is designed to help rebuild economies devastated by hurricanes Katrina and Rita. The Dynamic Fuels venture is expected to generate approximately 250 short-term construction jobs and 65 highly skilled permanent jobs.
About Syntroleum
Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas derived from biomass, coal, natural gas and other carbon-based feedstocks into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into middle distillate products such as synthetic diesel and jet fuels, and the Bio-Synfining™ technology for converting animal fat and vegetable oil feedstocks into middle distillate products such as renewable diesel and jet fuel. Together with Tyson Foods, Syntroleum is focused on siting, engineering and constructing a plant that produces clean renewable synthetic diesel and jet fuel using low grade fats and greases as feedstock. The 50/50 venture — known as Dynamic Fuels — was formed to construct and operate multiple renewable synthetic fuel facilities, with production on the first site beginning in 2010. The Company plans to use its portfolio of technologies to develop and participate in synthetic and renewable fuel projects. For additional information, visit the company’s Web site at www.syntroleum.com.
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements may include statements relating to the Syntroleum® Process, the Synfining® Process, our renewable fuels Bio-Synfining™ technology, plans to use the Company’s various technologies, , commercialization of the Company’s technologies, and future investor relations activities of the Company. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated plants or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to Syntroleum’s various technologies currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.
® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.